Exhibit 10.13

SUMMARY OF BASIC LEASE INFORMATION

The undersigned hereby agree to the following terms of this Summary of Basic Lease Information (the “Summary”). This Summary is hereby incorporated into and made a part of the attached Office Lease (this Summary and the Office Lease to be known collectively as the “Lease”) which pertains to the office building (the “Building”) which is located at 634 Second Street, San Francisco, California. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE	DESCRIPTION

a.) Date:	October 31, 2007

b.) Landlord:	Six Thirty-Four Second Street, LLC, a Delaware limited liability company

c.) Address of Landlord:	c/o Manchester Capital Management 3657 Main Street Manchester Village, Vermont 05254

d.) Tenant:	ServiceSource International, LLC, a Delaware limited liability company

e.) Address of Tenant (Paragraph 8):	634 Second Street San Francisco, CA 94107 Attn: John Adams, CFO

f.) Premises (Paragraph 1):

45,881 rentable square feet of space comprising all rentable space on all of the floors (ground, mezzanine, second and third floors) of the Building, excepting only 878 rentable square feet of retail space located on the ground and mezzanine floors, all as more particularly set forth in the attached Exhibit A.

g.) Building (Paragraph 1):	634 Second Street, San Francisco, California.

Total square footage of rentable space of the Building: approximately 46,759 rentable square feet.

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TERMS OF LEASE	DESCRIPTION

h.) Term (Paragraph 2):

(i) Lease Commencement Date:	Upon Substantial Completion of both the Landlord’s Work and the Initial Improvements to be constructed by Landlord pursuant to the Work Letter (estimated to be May 1, 2008)

(ii) Lease Expiration Date:	The day immediately preceding the seven (7) year anniversary of the Lease Commencement Date.

i.) Renewal Option (Paragraph 2.2):	One additional five (5) year term, subject to 18 month advance notice.

j.) Monthly Basic Rent (NNN; Paragraph 4):

Months 1 through 12: Months 13 through 24: Months 25 through 36: Months 37 through 48: Months 49 through 60: Months 61 through 72: Months 73 through 84	$114,702.50 $118,525.92 $122,349.33 $126,172.75 $129,996.17 $133,819.58 $137,643.00 Subject to adjustment to Fair Market Rental Value at the commencement of the Extended Term.

k.) Security Deposit (Paragraph 6):	$1,000,000 in a letter of credit or cash, at Tenant’s election, subject to periodic reduction pursuant to Paragraph 6.

1.) Prepaid Rent (Paragraph 4.1):	$114,702.50

m.) Operating Expenses (Paragraph 5):

All Operating Expenses of the Building, consisting of property taxes, insurance premiums and deductibles, utility charges, and maintenance and repairs, shall be Tenant’s responsibility, excepting only separately metered electricity to the 966 rentable square feet of the Building not a part of the Premises (the “Retail Space”).

n.) Tenant’s Share (Paragraph 5):	98.12%

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TERMS OF LEASE	DESCRIPTION

o.) Brokers (Paragraph 9):	Tenant’s Broker:	NAI BT Commercial (Chad Clemetson)

	Landlord’s Broker:	Newmark Knight Frank (Mike Brown)

p.) Work Letter:	Attached as Exhibit B.

The foregoing terms of this Summary are agreed to by Landlord and Tenant.

LANDLORD:		TENANT:

SIX THIRTY-FOUR SECOND STREET LLC, a Delaware limited liability company		SERVICESOURCE INTERNATIONAL, LLC, a Delaware limited liability company

By:	/s/ Jeffrey S. Hall	By:	/s/ Mike Smerklo
Name:	Jeffery S. Hall	Name:	Mike Smerklo
Its:	Agent	Its:	CEO

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Table of Contents

(continued)

OFFICE LEASE

THIS LEASE, dated October 31, 2007, for purposes of reference only, is made and entered into by and between Six Thirty-Four Second Street, LLC, a Delaware limited liability company (“Landlord”) and ServiceSource International, LLC, a Delaware limited liability company (“Tenant”).

1. The Premises.

1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Premises designated in the Summary of Basic Lease Information (“Summary”) attached hereto, and which is more particularly described and outlined on the floor plan attached hereto and marked Exhibit A, all of which is incorporated herein by this reference. The Premises is located in the building at the address designated in the Summary (the “Building”), and located on the parcel of real property (the “Site”) under the Building. Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises, Building, or Site except as specifically stated in this Lease. The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant and Landlord covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed, and this Lease is made upon the condition of such performance.

1.2 Tenant acknowledges that certain furniture, fixtures and equipment is located within the Premises, and that the Premises currently contains certain data communication cabling within the wall and ceiling. All of such personal property and cabling shall remain at the Premises and Tenant shall have the right to use all of the same during the Term. Upon expiration or earlier termination of the Term, Tenant shall return all of the original personal property to Landlord in good condition and repair, subject to normal wear and tear and casualty.

1.3 Landlord agrees to construct the Initial Improvements, as defined in the Work Letter, in connection with Tenant’s intended use of the Premises. The rights and obligations of the parties regarding the Initial Improvements, including the parties’ respective monetary obligations for the construction of the Initial Improvements, are described in, and shall be controlled by, the work letter (the “Work Letter”) attached to this Lease as Exhibit B. The provisions of the Work Letter shall control in the event of an inconsistency between the Work Letter and the provisions of this Lease.

1.4 References in this Lease to “rentable square feet”, “rentable square footage” and “rentable area” shall have the same meanings, and Tenant hereby acknowledges and agrees that the rentable square footage of the Premises shall be deemed, and is, 45,881 rentable square feet, and the rentable square footage of the Building shall be deemed, and is, 46,759 rentable square feet. Landlord represents that the foregoing square footage determinations were the result of a measurement made of the Building and the Premises in accordance with BOMA standards. The parties agree that the 45,881 rentable square foot measurement of the Premises and the 46,759 rentable square foot measurement of the Building shall not be changed, and no adjustment in the Monthly Basic Rent, any monetary or other obligation of Tenant, or any other term of this Lease shall be made by reason of a change in the rentable square footage of the Premises or the Building except in connection with a physical change in the size of the Premises.

2. Term.

2.1 The term of this Lease (“Term”) shall be for the period designated in the Summary. The Term shall commence on the Lease Commencement Date and end on the Lease Expiration Date, unless the Term shall be sooner terminated or extended as hereinafter provided.

2.2 Tenant shall have one option (the “Extension Option”) to extend the Term, for an additional five (5) year period (the “Extended Term”) on all the terms and conditions contained in this Lease with the exception of the Monthly Basic Rent which shall be adjusted pursuant to the provisions of Paragraphs 4.2. In order to exercise the Extension Option, Tenant shall deliver written notice of its exercise of the option (“Option Notice”) to Landlord at least eighteen (18) months before the expiration of the initial Term. The Extension Option shall be subject to the following terms and conditions:

(a) The Extension Option may be exercised only by delivery of the Option Notice as provided in this Paragraph and only if, as of the date of delivery of the Option Notice and the commencement date of the Extended Term, Tenant is not in default under this Lease beyond applicable notice and cure periods.

(b) The rights contained in this Paragraph shall be personal to the originally named Tenant and may be exercised only by the originally named Tenant (or an entity which controls, is controlled by or is under common control with Tenant, or to any entity resulting from the merger or consolidation with Tenant or to any person or entity which acquires substantially all of the assets of Tenant as a going concern) and only if the originally named Tenant (or an entity which controls, is controlled by or is under common control with Tenant, or to any entity resulting from the merger or consolidation with Tenant or to any person or entity which acquires substantially all of the assets of Tenant as a going concern) occupies at least 50% of the Premises as of the date it exercises the Extension Option in accordance with the terms of this Paragraph.

(c) If Tenant properly exercises the Extension Option and is not in default, beyond applicable notice and cure periods, under this Lease at the end of the initial Term, the Term shall be extended for the applicable Extended Term.

References in this Lease to the “Term” shall include the initial Term of seven (7) years, and shall, in addition, include the Extended Term, if applicable.

3. Early Access and Possession. Landlord shall allow Tenant, and Tenant’s contractors, vendors and service providers, access to the Premises and the Building at any time after March 1, 2008 for the purpose of installing Tenant’s furniture, fixtures, equipment and other personal property, and to prepare the Premises for Tenant’ occupancy; provided, however, that Tenant’s activities shall be limited to the extent necessary to avoid any interference with construction of the Initial Improvements. Tenant shall provide Landlord with reasonable written evidence of liability insurance pursuant to Paragraph 20.1(a) prior to Tenant’s entry onto the Premises for fixturization. Landlord shall have no liability or responsibility for any damage to Tenant’s property stored or kept on the Premises, whether prior or subsequent to the Lease Commencement Date.

4. Monthly Basic Rent/Rent Increases.

4.1 Tenant agrees to pay to Landlord, on a monthly basis, the Monthly Basic Rent designated in the Summary, including all annual increases described in the Summary. Tenant shall pay the Monthly Basic Rent in advance on the first day of each and every calendar month during said Term, except that the Monthly Basic Rent due for the first month of the Term shall be paid upon the execution hereof. In the event that the Lease Commencement Date occurs other than on the first day of a calendar month, and the full first month’s Monthly Basic Rent has been previously paid as provided in this Lease, then the rent for the initial partial calendar month of the Lease Term shall be prorated in the proportion that the number of days this Lease is in effect during such calendar month bears to the actual number of days in the first month of the Term, and the prepaid first month’s Monthly Basic Rent shall be applied to such prorated amount with the balance of the prepaid first month’s Monthly Basic Rent being applied to reduce the payment of Monthly Basic Rent to be paid on the first day of the first full calendar month of the Term of this Lease. Monthly Basic Rent shall be paid to Landlord without any prior demand therefor and without any deduction or offset whatsoever, except as expressly provided herein, in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Subparagraph (c) of the Summary or to such other person or at such other place as Landlord may from time to time designate in writing. For purposes of this Lease, any amount due to Landlord from Tenant, including without limitation Monthly Basic Rent, shall be considered “rent”.

4.2 In the event Tenant exercises its option to extend the Term pursuant to the provisions of Paragraph 2.2, the Monthly Basic Rent shall be adjusted at the commencement of the Extended Term to reflect 100% of the “then-Fair Market Rental Value of the Premises pursuant to the terms of this Paragraph. Landlord shall notify Tenant of Landlord’s good faith estimation of the Fair Market Rental Value in writing within thirty (30) days of receipt of the Option Notice. If Tenant does not agree with Landlord’s estimation, Tenant shall deliver written notice of Tenant’s objection to Landlord within thirty (30) days of receipt of notice from Landlord, or Landlord’s estimation of the Fair Market Rental Value shall be final. If Tenant timely objects to Landlord’s estimation, Landlord and Tenant shall diligently attempt in good faith to agree on the Fair Market Rental Value of the Premises on or before the thirtieth (30th) day following delivery of Tenant’s written objection to Landlord’s estimation (the “Outside Agreement Date”). If Landlord and Tenant are unable to agree on the new Monthly Basic Rent by the Outside Agreement Date, the Fair Market Rental Value of the Premises shall be determined by real estate brokers pursuant to this Paragraph. The parties shall each select a broker within thirty (30) days of the Outside Agreement Date, who together shall attempt to determine the Fair Market Rental Value of the Premises. If either party fails to appoint a broker within such time period, the broker timely appointed by the other party shall be the sole broker, whose determination shall be binding on both parties. If two brokers are timely appointed, but they are unable to agree on the Fair Market Rental Value of the Premises within sixty (60) days of the Outside Agreement Date, they shall mutually select a third broker and the third broker shall, within thirty (30) days of his/her selection, choose either of the first two brokers’ determination of Fair Market Rental Value as the applicable determination based on which of the two (2) it believes to be closest to its own determination. The third broker shall have no option but to select one or the other of the first two brokers’ determination, and shall not have the power to propose a different Fair Market Rental Value. Each party shall bear the cost of their respective brokers; if a third broker is necessary, the parties shall share equally the cost of the third broker. All brokers shall be licensed as such by the State of California, and shall have a minimum of ten (10) years experience in the leasing of commercial properties in the San Francisco south of Market Street area. The Fair Market Rental Value shall be based on comparable space in San Francisco taking into consideration location, views, quality and nature of improvements, and parking availability, which shall (i) not be subleased, and (ii) shall be leased for a term comparable to the subject option term, upon terms comparable to those contained in this Lease other than Monthly Base Rent. The Monthly Basic Rent shall be adjusted to reflect the Fair Market Rental Value, as so determined; provided, however, in no event shall the Monthly Basic Rent decrease. The brokers shall expressly consider in their determination of Fair Market Rental Value of the Premises the date on which the Extended Term is to commence, acknowledging that the date on which the determination is made may be several months prior to the date on which the Extended Term commences. The determination of Fair Market Rental Value shall also include the determination of annual increases in the Monthly Basic Rent throughout the Extended Term, to the extent that such increases are typically being applied in the leases of comparable properties used in determining the Fair Market Rental Value.

4.3 All payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant either in a separate writing or in a check or money order, shall modify this clause or have any force or effect.

5. Payment of Taxes, Operating Expenses and Utilities: Other Charges.

5.1 Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant-owned leasehold improvements, trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or elsewhere. When possible, Tenant shall cause its leasehold improvements other than the Initial Improvements, trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

5.2 Landlord shall pay prior to delinquency all Real Property Taxes (as defined below) which accrue in connection with the Building beginning on the Commencement Date and continuing thereafter throughout the Term of this Lease, and Tenant shall reimburse Landlord for Tenant’s Share of all Real Property Taxes paid by Landlord relating to the Premises within thirty (30) days of receipt of Landlord’s invoice therefor and evidence of payment. If any installment of Real Property Taxes paid by Landlord covers any period of time prior to the Commencement Date or after expiration of the Term, Tenant’s Share of the Real Property Taxes shall be equitably prorated to cover only the period of time on and after the Commencement Date that this Lease is in effect, and Landlord shall reimburse Tenant for any overpayment by reason of such proration.

As used herein, the term “Real Property Taxes” shall include any form of real estate tax, any tax levied on the collection of rent payable under this Lease (whether in the form of a business tax or rental income tax), any general, special, ordinary or extraordinary assessment, any improvement bond, levy or similar tax (or any other fee, charge, or excise which may be imposed as a substitute for any of the foregoing) imposed upon the Building by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district, levied against any legal or equitable interest of Landlord in the Premises. Tenant shall not be responsible for the payment of any estate, inheritance, transfer, gift, state or federal income or franchise taxes, or any penalties or interest accrued in connection with the Real Property Taxes (unless the result of Tenant’s failure to comply with its obligations under this Lease). Tenant acknowledges that Tenant shall be responsible for the payment of any increase in Real Property Taxes during the Term resulting from construction of the Initial Improvements or any subsequent improvements constructed by Tenant during the Term. To the extent any Real Property Taxes may permit the payment in installments (such as a special assessment), Landlord shall elect to cause the same to be paid in installments, and Tenant shall only be responsible for paying those installments to the extent accruing during the Term of the Lease.

Tenant shall obtain Landlord’s consent (which consent shall not be unreasonably withheld) prior to contesting any Real Property Taxes Tenant is obligated to pay hereunder, and in the event of such tax contest by Tenant, Tenant shall (i) fully indemnify Landlord pursuant to the provisions of this Lease, and (ii) bear the full cost of any such contest including without limitation the cost of any interest and penalties which may be assessed. If a change in Real Property Taxes is obtained for any year of the Term, then Real Property Taxes for that year shall be retroactively adjusted to reflect any actual reduction realized by Landlord and Landlord shall provide Tenant with a credit, if any, based on the actual adjustment. Landlord shall notify Tenant in writing of any material change in any tax assessment or reassessment of the Building and the Site within sufficient time to allow Tenant to review (and protest or appeal, if appropriate) such assessment or reassessment. Landlord shall cooperate at no more than a nominal cost to Landlord and in good faith with Tenant in connection with any protest or contest of taxes or assessments made by Tenant.

5.3 Tenant shall contract for and pay directly prior to delinquency all charges for electricity, telecommunications, janitorial (which Tenant shall provide at a level commensurate with similar class buildings in the general area of the Building), and security for, delivered to and consumed at the Premises, beginning on the Lease Commencement Date and continuing thereafter throughout the Term of the Lease. Landlord shall not be liable, and Tenant shall not be entitled to any abatement of Rent (including without limitation Monthly Basic Rent), for the reduction, interruption or suspension of any utility service to the Premises unless caused by the negligent act or omission of Landlord or its agents; provided, however, that Landlord shall reasonably cooperate with Tenant at Tenant’s request to reestablish any such interrupted services. No such interruption, reduction or suspension of utilities shall constitute an eviction of Tenant from the Premises.

5.4 Tenant shall pay to Landlord Tenant’s Share (as defined in Paragraph (n) of the Summary) of all expenses incurred by Landlord in the operation of the Building, excluding any expenses paid directly by any tenant of the Building, (the “Operating Expenses”) pursuant to this Paragraph; provided, however, that during periods during the Term that the Retail Space is not leased or occupied, Tenant shall pay 100% of Operating Expenses. Operating Expenses are intended to be inclusive of all costs of operating and maintaining the Building and the real property on which it is situated. Landlord agrees to make reasonable efforts to minimize costs insofar as such efforts are not inconsistent with Landlord’s intent to operate and maintain the Building in a first class manner. Operating Expenses may include, but shall not be limited to, the following: All costs and expenses of repairing, operating and maintaining the heating, ventilating and air conditioning system for the Building, the elevators, and all other major systems and components of the Building, including maintenance contracts therefore; all costs and expenses incurred by Landlord in providing water and sewer service to the Building, and other utilities and services not directly provided and paid for by Tenant; all costs incurred by Landlord for accountants and other professionals reasonably necessary in making the computations required hereunder; all costs and expenses incurred by Landlord in operating, managing, maintaining and repairing the Building including without limitation, all sums expended in connection with the general maintenance and repair of the Building, window washing, maintenance and repair of elevators, stairways, Building signs, sprinkler systems, planting and landscaping (if any), fire protection and life safety systems, automatic sprinkler systems, lighting systems, electrical, plumbing and other utility systems, costs of supplies and personnel to implement such services, rental and/or depreciation of machinery and equipment used in providing maintenance and other services, fire protection services, and trash removal services. Landlord may cause any or all of said services to be provided by an independent contractor or contractors, or the Building management company, provided that any salary, wage or other similar charges or expenses payable by Landlord in excess of the management fee specified in Paragraph 5.6 below shall not be included in the Operating Expenses other than (i) direct labor costs incurred by Landlord to perform maintenance and repairs and other services at the Building, and (ii) a portion of the salary of a building manager/superintendent to the extent the same is dedicated to the Building and the cost thereof is passed through to Landlord by Landlord’s building management company. Operating Expenses may also include all costs of capital improvements or replacements made to the Building or any Building system (other than those which are Landlord’s sole responsibility pursuant to Paragraph 14 below) in order to conform to changes subsequent to the date of this Lease in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Building, or any capital improvements or replacements that reduce Operating Expenses or improve the performance or efficiency of any Building system. Expenditures for the foregoing shall be amortized including interest at a rate of eight percent (8%) per annum over the useful life of such capital improvement or replacement as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”). Costs and expenses incurred by Landlord in operating, managing and maintaining the Building which are incurred exclusively for the benefit of a specific tenant of the Building will not be included in the Operating Expenses.

Notwithstanding anything to the contrary contained in this Lease, the following shall not be included within Operating Expenses: (i) leasing commissions, attorneys’ fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants, or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building; (ii) the cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant; (iii) depreciation other than depreciation on exterior window coverings provided by Landlord and carpeting in public corridors and common areas and the personal property referred to above; (iv) expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Building; (v) overhead profit increments paid to Landlord’s subsidiaries or affiliates for management or other services on or to the building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis; (vi) all interest, loan fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental and other payable due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building); (vii) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord; (viii) advertising and promotional expenditures; (ix) costs of repairs and other work occasioned by fire, windstorm, or other casualty of an insurable nature; (x) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Building, or due to Landlord’s negligence or willful misconduct; (xi) the cost of correcting any building code or other violations which were violations prior to the Lease Commencement Date; (xii) the cost of containing, removing, or otherwise remediating any contamination of the Building (including the underlying land and ground water) by any toxic or Hazardous Materials (defined in Paragraph 7.2(b)) where such contamination was not caused by Tenant; (xiii) any management fees (Paragraph 5.6 below addresses Landlord’s management fee); (xiv) costs for sculpture, paintings, or other objects of art (and insurance thereon or extraordinary security in connection therewith); (xv) wages, salaries, or other compensation paid to any executive employees above the grade of building manager; and (xvi) any other expense that under generally accepted accounting principles and practice consistently applied would not be considered a normal maintenance or operating expense.

Tenant shall pay to Landlord in advance on the first day of each calendar month during the Term one-twelfth of Tenant’s Share of the estimated annual Operating Expenses, which estimated amount Landlord shall provide to Tenant in writing. At anytime and from time to time during the Term, Landlord may furnish Tenant with written notice of a re-estimation of the annual Operating Expenses to reflect more accurately, in Landlord’s reasonable opinion, the then-current Operating Expenses. Commencing on the first day of the calendar month next succeeding delivery of such notice to Tenant, and continuing on the first day of each subsequent calendar month during the term (until subsequently re-estimated), Tenant shall pay to Landlord one-twelfth of the Tenant’s Share of the estimated annual Operating Expenses, as re-estimated.

After the commencement of each calendar year during the Term hereof Landlord shall furnish to Tenant an itemized statement, certified as correct by Landlord, setting forth the total Operating Expenses for the preceding calendar year, the amount of Tenant’s Share of Operating Expenses and the payments made by Tenant with respect to such calendar year (“Landlord’s Statement”). If Tenant’s Share of the actual Operating Expenses for such year exceeds the payment so made by Tenant, Tenant shall pay Landlord the deficiency within thirty (30) days after receipt of such statement. If the payments so made by Tenant exceed Tenant’s Share of the actual Operating Expenses, Tenant shall be entitled to offset the excess against the next payment(s) due to Landlord because of Operating Expenses, or cash in such amount, within thirty days if the Lease has terminated. Until Tenant receives Landlord’s Statement pursuant to this Paragraph setting forth a new amount of Tenant’s estimated Tenant’s Share of Operating Expenses for the new calendar year, Tenant shall continue to pay such Tenant’s Share at the rate being paid for the year just completed. Within 90 days after receipt of Landlord’s Statement, Tenant shall have the right to audit at Landlord’s local offices, at Tenant’s expense, Landlord’s accounts and records relating to Operating Expenses and Real Estate Taxes. Such audit shall be conducted by an employee of Tenant or by a certified public accountant approved by Landlord, which approval shall not be unreasonably withheld. In no event shall Tenant use an auditing service that performs operating expense audits on a “contingency” or “percentage savings” basis. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be credited against Tenant’s next Operating Expenses payment obligation, or paid in cash within thirty days, if the Lease has terminated. In the event the audit reveals Tenant has underpaid its portion of Operating Expenses, Tenant shall remit the shortfall to Landlord within thirty (30) days.

5.5 Tenant acknowledges that Landlord intends to obtain a LEED-EB certification for the Building (Leadership in Energy and Environmental Design – Existing Building), and that the cost of obtaining such certification (not to exceed $0.55 per rentable square foot of the Building), in the form of installing certain systems and equipment to obtain compliance, will be amortized over the useful life of such systems calculated in accordance with GAAP, and the monthly amortized cost thereof (including an annual interest rate factor of eight percent (8%)) shall be included as a part of Operating Expenses payable by Tenant. Tenant also agrees to cooperate with Landlord to obtain and maintain the LEED-EB certification, including without limitation complying with Landlord’s rules and regulations regarding recycling, use of “green” cleaning products and the like, as the same may be required in connection with the LEED-EB program.

5.6 In addition to the foregoing, Tenant shall pay to Landlord on a monthly basis a Building management fee not to exceed four percent (4%) of the sum of (i) the Monthly Basic Rent, (ii) Tenant’s Share (estimated on a monthly basis and subject to year end reconciliation) of all (A) Operating Expenses, (B) Real Property Taxes and (C) insurance premiums, and (iii) janitorial, utility, and maintenance and repair expenses, but expressly excluding any and all salary reimbursements.

6. Security Deposit.

6.1 As and for security for Tenant’s full and faithful performance of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant, Tenant, upon execution of this Lease, shall deposit with Landlord a security deposit of $1,000,000 in cash or an unconditional, irrevocable letter of credit (“LOC”) in favor of Landlord in a form and from a financial institution reasonably acceptable to Landlord. If at any time during the Term, any item constituting rent as provided herein, or any other sum payable by Tenant to Landlord hereunder, shall be overdue and unpaid beyond any applicable notice and cure periods, then Landlord may, at the sole option of Landlord, but without any requirement to do so, and without prejudice to any other remedy which Landlord may have, access the cash deposit or draw down or make a claim or demand for draw against the LOC the sum equal to the overdue and unpaid amount, together with Landlord’s actual and reasonable expenses incurred in connection with the default, and apply such sum to payment of such overdue rent or other sum. The LOC shall provide that any draw thereunder shall be accompanied by a certificate of an officer of Landlord stating that Tenant is in default under the Lease and that Landlord or its authorized agent is entitled to draw down on the LOC the amount requested pursuant to the terms of this Lease. Further in the event of the failure of Tenant to keep and perform any non-monetary term, covenant or condition of this Lease to be kept or performed by Tenant beyond any applicable cure periods and the receipt of any required notice, at the sole option of Landlord, and without prejudice to any other remedy which Landlord may have, Landlord may access the cash deposit or draw down the entire LOC, or so much thereof as may be necessary to compensate Landlord for any loss or damage sustained or suffered by Landlord, or which Landlord may sustain or suffer, due to such breach on the part of Tenant. In the event that all or any portion of the cash deposit is accessed or the LOC is drawn down by Landlord to pay overdue rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, within ten (10) days after receipt of written demand of Landlord, deliver to Landlord a sufficient amount in an additional letter of credit (or cash, as the case may be) to restore Landlord’s security to the original, total amount of the security deposit as provided in this Paragraph, or such other sum as is required pursuant to the provisions of paragraph 6.2 below. Any failure on the part of Tenant to do so within ten (10) days following the date on which written demand for restoration is deemed given hereunder, shall constitute a default of this Lease pursuant to Paragraph 24.1 below without further written notice to Tenant. The LOC shall be maintained by Tenant during the entire Term of this Lease (subject to reduction as provided below) and for a period of thirty (30) days thereafter (the last day of such thirty day period shall be referred to as the “Return Date”). If the LOC is to expire before the Return Date, Tenant shall replace the LOC by providing Landlord with a substitute LOC at least twenty (20) days prior to the expiration date of the then effective LOC being held by Landlord in the applicable amount required hereunder and the failure to do so shall constitute a default entitling Landlord to draw the full amount of the LOC and hold the proceeds thereof as a cash security deposit hereunder. The LOC shall provide, in part, that the LOC shall be automatically renewed through and including at least the Return Date unless the issuer gives written notice to Landlord at least thirty (30) days prior to the expiration of the LOC that such issuer does not intend to renew the LOC. In such event, Landlord shall be entitled to draw the full amount of the LOC and hold the proceeds thereof as a cash security deposit hereunder unless a substitute LOC is delivered by Tenant to Landlord at least twenty (20) days prior to the expiration of the then existing LOC. Any cash deposit held by Landlord as security shall be non-interest bearing and may be commingled by Landlord with other funds of Landlord. In the event Landlord transfers the security deposit to any successor in interest of Landlord to title of the Site and Building, then, in such event, Landlord shall be discharged from any further obligation or liability with respect to the security deposit. Any LOC issued in favor of Landlord shall allow for transfer by Landlord of the LOC to a lender holding a mortgage or deed of trust on the Site and Building. Tenant waives the provisions of California Civil Code Section 1950.7 and all other provisions of law now in force or that become in force after the date of execution of this Lease that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damages caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any loss or damage caused by the act or omission by Tenant or Tenant’s officers, agents, employees, independent contractors or invitees as elsewhere provided herein. Upon the expiration or earlier termination of this Lease, Landlord shall return to Tenant within twenty (20) days of Tenant vacating the Premises so much of the security deposit as has not been applied or entitled to be held by Landlord to be applied to cure any and all defaults by Tenant and/or to compensate Landlord for any and all damages or loss suffered or which may be suffered by Landlord resulting from the default or breach by Tenant.

6.2 Provided that Tenant has not previously been in default of this Lease beyond any applicable notice and cure period during the immediately preceding twelve (12) month period, beginning on the second anniversary of the Commencement Date and on each anniversary thereafter, Landlord shall cooperate with Tenant to allow Tenant to reduce the security deposit by the sum of $200,000 per year; provided, however, that in no event shall the security deposit be reduced below $400,000.

7. Use.

7.1 Tenant shall use the Premises for general office purposes, including administrative functions, and all purposes reasonably incident thereto, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion. Tenant shall have access to the Premises 24 hours per day/ 365 days per year. Tenant shall not use or occupy the Premises in violation of any recorded covenants, conditions and restrictions affecting the Site or of any law, code, regulation, rule, order, or injunction or of the Certificate of Occupancy issued for the Building. Upon five (5) business days written notice from Landlord, Tenant shall discontinue any specific use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any recorded covenants, conditions and restrictions affecting the Site or of any law, code, regulation, rule, order, or injunction or of the Certificate of Occupancy. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent. Landlord shall not unreasonably withhold, delay or condition Landlord’s consent to Tenant’s installation of antennae on the roof of the Building. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s specific use or alteration of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Site, the Building, the Premises, and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Pacific Fire Rating Bureau or any other organization performing a similar function. Upon demand, Tenant shall promptly reimburse Landlord as additional rent for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Paragraph 7. Tenant shall not do or permit anything to be done in or about the Site, the Building, and/or the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure them, or use or allow the Premises to be used for any unlawful purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Site, the Building and/or the Premises, or allow any noxious odors to exist at or emanate from the Site, the Building and/or the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Site, the Building and/or the Premises and shall keep the Premises in good repair and appearance. Tenant shall not place a load upon the Premises which exceeds the average pounds of live load per square foot of floor area specified for the Building by Landlord’s architect, with the partitions to be considered a part of the live load. Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as to distribute properly the weight thereof. Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by

Tenant as to eliminate such vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load. Tenant shall fasten all files, bookcases and like furnishings to walls in a manner to prevent tipping over in the event of earth movements. Landlord shall not be responsible for any damage or liability for such events.

7.2 Except for the normal and proper use and storage of typical cleaning fluids and solutions, and office equipment supplies (such as copier toner), in amounts commensurate with Tenant’s permitted use and occupancy of the Premises, Tenant shall not use, introduce to the Site, the Building and/or the Premises, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about the Site, the Building and/or the Premises or transport to or from the Site, the Building and/or the Premises any Hazardous Material (as defined below in Paragraph 7.2(b)) or allow its employees, agents, contractors, invitees or any other person or entity to do so. Tenant warrants that it shall not make any use of the Site, the Building and/or the Premises which may cause contamination of the soil, the subsoil or ground water. Tenant shall not permit the Premises to be in violation of any laws regarding Hazardous Materials brought onto the Premises by Tenant, its employees, agents or contractors; provided however that nothing in this Lease shall be construed to impose responsibility on Tenant for the remediation of Hazardous Materials that (i) were present in, on or under the Building on the Lease Commencement Date, (ii) are introduced into the Premises by Landlord’ its employees, agents or contractors, or (iii) which may migrate to the Premises through the air water or soil through no fault of Tenant, its employees, agents or contractors. Tenant shall give immediate written notice to Landlord of (i) any action, proceeding or inquiry by any governmental authority or any third party with respect to the presence of any Hazardous Material on the Site, the Building and/or the Premises or the migration thereof from or to other property or (ii) any spill, release or discharge of Hazardous Materials that occurs with respect to the Site, the Building and/or the Premises or Tenant’s operations, of which Tenant has notice. Landlord shall give immediate written notice to Tenant of (i) any action, proceeding or inquiry by any governmental authority or any third party with respect to the presence of any Hazardous Material on the Site, the Building and/or the Premises or the migration thereof from or to other property or (ii) any spill, release or discharge of Hazardous Materials that occurs with respect to the Site, the Building and/or the Premises or Landlord’s operations, of which Landlord has notice.

(a) Tenant shall indemnify and hold harmless Landlord, its directors, officers, members, employees, agents, successors and assigns (collectively “Landlord Parties”, individually a “Landlord Party”) from and against any and all claims arising from Tenant’s use, generation, manufacture, production, storage, release, discharge or disposal of Hazardous Materials on the Site, the Building and/or the Premises in violation of the terms, covenants and conditions of this Paragraph 7. The indemnity shall include all costs, fines, penalties, judgments, losses, attorney’s fees, expenses and liabilities incurred by any of the Landlord Parties for any such claim or any action or proceeding brought thereon including, without limitation, (a) all actual damages; and (b) the costs of any cleanup, detoxification or other ameliorative work of any kind or nature required by any governmental agency having jurisdiction thereof, including without limitation all costs of monitoring and all fees and expenses of consultants and experts retained by and of the Landlord Parties. This indemnity shall survive the expiration or termination of this Lease. In any action or proceeding brought against any of the Landlord Parties by reason of any such claim, upon notice from such Landlord Party if such Landlord Party does not elect to retain separate counsel, Tenant shall defend the same at Tenant’s expense by counsel reasonably satisfactory to such Landlord Party. Landlord shall indemnify and hold harmless Tenant, its directors, officers, members, employees, agents, successors and assigns (collectively “Tenant Parties”, individually a “Tenant Party”) from and against any and all claims arising from the use, generation, manufacture, production, storage, release, discharge or disposal of Hazardous Materials on the Site, the Building and/or the Premises occurring prior to the Lease Commencement Date or during the Lease Term as a result of Landlord’s or Landlord Parties’ use, generation, manufacture, production, storage, release, discharge or disposal of Hazardous Materials on the Site, the Building and/or the Premises.

(b) As used herein, the term “Hazardous Material” shall mean any substance or material which has been determined by any state, federal or local governmental authority to be capable of posing a risk of injury to health, safety or property, including all of those materials and substances designated as hazardous or toxic by the city or state in which the Premises are located, the U.S. Environmental Protection Agency, the Consumer Product Safety Commission, the Food and Drug Administration, the California Water Resources Control Board, the Regional Water Quality Control Board, San Francisco Bay Region, the California Air Resources Board, CAL/OSHA Standards Board, Division of Occupational Safety and Health, the California Department of Food and Agriculture, the California Department of Health Services, and any federal agencies that have overlapping jurisdiction with such California agencies, or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term “Hazardous Material” shall included all of those materials and substances defined as “hazardous materials” or “hazardous waste” in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same shall be amended from time to time, petroleum, petroleum-related substances and the by-products, fractions, constituents and sub-constituents of petroleum or petroleum-related substances, asbestos, and any other materials requiring remediation now or in the future under federal, state or local statutes, ordinances, regulations or policies.

8. Payments and Notices. All rents and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord by check or cash at the address designated by Landlord in the Summary or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery, certified mail, return receipt requested, or by recognized overnight courier. If notice is given by personal delivery, such notice shall be deemed to be given upon delivery. If notice is given by certified mail addressed to Tenant or to Landlord at the address designated in the Summary, then such notice shall be deemed given three (3) business days following deposit in the U.S. mail, postage prepaid, addressed to Tenant or to Landlord at the addresses designated in the Summary. If notice is given by overnight courier, notice shall be deemed given the next business day following delivery to the courier, charges prepaid, addressed as stated above. Either party may by written notice to the other specify a different address for notice purposes except that Landlord may in any event use the Premises as Tenant’s address for notice purposes. If more than one person or entity constitutes the “Tenant” under this Lease, the giving of any notice upon any one of said persons or entities shall be deemed as giving notice to all of said persons or entities.

9. Brokers. The parties recognize that the brokers who negotiated this Lease are the brokers whose names are stated in Paragraph (o) of the Summary, and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said brokers. Tenant shall have no responsibility therefor. As part of the consideration for the granting of this Lease, Tenant represents and warrants to Landlord that no other broker, agent or finder was hired by Tenant, negotiated with Tenant or, to Tenant’s knowledge, was instrumental in negotiating or consummating this Lease and to Tenant’s knowledge there is no other real estate broker, agent or finder who is, or might be, entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant. Tenant shall hold Landlord (and/or each of the Landlord Parties) harmless from all damages and indemnify Landlord (and/or each of the Landlord Parties) for all said damages paid or incurred by Landlord (and/or each of the Landlord Parties) resulting from any claims that may be asserted against Landlord (and/or each of the Landlord Parties) by any broker, agent or finder who has, or has claimed to have, rendered services to Tenant undisclosed by Tenant herein. Landlord shall hold Tenant harmless from all damages and indemnify Tenant for all said damages paid or incurred by Tenant resulting from any claims that may be asserted against Tenant by any broker, agent or finder who has, or has claimed to have, rendered services to Landlord undisclosed by Landlord herein.

10. Holding Over. If Tenant remains in possession of the Premises after expiration or earlier termination of this Lease with Landlord’s express consent, Tenant’s occupancy shall be a month to month tenancy at a rent agreed upon by Landlord and Tenant but, in no event less than the Monthly Basic Rent payable under this Lease during the last full month before the date of expiration or earlier termination. The month to month tenancy shall be on the terms and conditions of this Lease except as provided in the preceding sentence and the Lease clauses concerning extension rights. If Tenant holds over after the expiration or earlier termination of the Term hereof without the express written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred fifty percent (150%) of the Monthly Basic Rent which would be applicable to the Premises upon the date of expiration of the Term (prorated on a daily basis), and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable including, without limitation, the obligation to pay increased Operating Expenses as provided in Paragraph 5. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this Paragraph 10 are in addition to and do not affect Landlord’s right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises within ten (10) days of written demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability arising out of such failure, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender. No provision of this Paragraph 10 shall be construed as implied consent by Landlord to any holding over by Tenant. Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon expiration or other termination of this Lease. The provisions of this Paragraph 10 shall not be considered to limit or constitute a waiver of any other rights or remedies of Landlord provided in this Lease or at law; provided, however, that Landlord shall not be entitled to consequential damages except as expressly provided in this Paragraph 10.

11. Taxes on Tenant’s Property. Tenant shall be liable for and shall pay before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against

Landlord or Landlord’s property, or if the assessed value of the Site, the Building, and/or the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, and if Landlord, after ten (10) business days’ prior written notice to Tenant, pays the taxes based upon such increased assessments, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, then, upon demand Tenant shall repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment. Notwithstanding the foregoing, at Tenant’s sole cost and expense and at no expense or cost to Landlord, Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring a good faith suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

12. Condition of Premises. Other than with respect to the completion of Landlord’s construction obligations set forth in the Work Letter, which shall be done in a good and workmanlike manner, and other than as expressly stated in this Lease, Tenant acknowledges that neither Landlord nor any of the Landlord Parties have made any representation or warranty of any kind whatsoever with respect to the Site, the Premises and/or the Building or with respect to the suitability of either for the conduct of Tenant’s business. Tenant acknowledges and agrees that Tenant is relying solely upon Tenant’s own inspection of the Site, the Building and the Premises, and Tenant is not relying on any representation or warranty from the Landlord regarding the Site, the Premises or the Building, except as specifically set forth in this Lease, including, without limitation, any representation or warranty as to the physical condition, design or layout of the Site, the Building and the Premises. Notwithstanding the foregoing, Landlord expressly represents and warrants that all Building systems serving the Premises are, or will be as of the Lease Commencement Date, in good working condition and shall comply with all applicable laws and regulations, including, without limitation the Americans With Disabilities Act (“ADA”), and all applicable codes relating to restroom facilities.

13. Alterations.

13.1 Other than changes to the roof, the structural portions of the Building and/or structural portions of the Premises, and to the foundation, Tenant may, at any time and from time to time during the Term of this Lease, at its sole cost and expense, make alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called “Changes” and individually, a “Change”) in and to the Premises, on the following conditions, provided that such Changes will not result in a violation of applicable laws, codes, regulations, orders or injunctions or require a change in the Certificate of Occupancy applicable to the Premises:

(a) The outside appearance, character or use of the Building shall not be affected, and no Changes shall weaken or impair the structural strength or, in the reasonable opinion of Landlord, lessen the value of the Building, the Site, and/or the Premises or create the potential for unusual expenses to be incurred upon the removal of Changes and the restoration of the Premises upon the termination of this Lease.

(b) No part of the Building outside of the Premises shall be physically affected (other than tie ins to Building systems pursuant to approved plans).

(c) The proper functioning of any of the mechanical, electrical, sanitary and other service systems or installations of the Building (“Service Facilities”) shall not be adversely affected, and there shall be no construction which might interfere with Landlord’s free access to the Service Facilities or interfere with the moving of Landlord’s equipment to or from the enclosures containing the Service Facilities.

(d) In performing the work involved in making such Changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Paragraph 13, and Tenant shall not unreasonably interfere with or unreasonably disturb any other tenants (of such tenants, invitees, employees, or agents) use and enjoyment of the Site and the Building.

(e) All work shall be done at such times and in such manner as Landlord from time to time may reasonably designate.

(f) Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts or chattel mortgages.

(g) At the date upon which the Term of this Lease shall end, or the date of any earlier termination of this Lease, Tenant shall, unless otherwise agreed to by Landlord in writing at the time Tenant seeks Landlord’s consent to the subject Change (and Landlord shall be obligated to advise Tenant upon Tenant’s request for consent whether or not Landlord will require removal of the Change), restore the Premises to their condition prior to the making of any Changes permitted by this Paragraph, reasonable wear and tear, and damage for which Tenant is not liable, excepted, If Tenant fails to complete the restoration before expiration of the Term, Landlord may complete the restoration and charge the cost of the restoration to Tenant. Notwithstanding the foregoing, Tenant shall have no obligation to restore the Premises to its condition prior to the construction of the Initial Improvements contemplated by Paragraph 1.3.

13.2 Before proceeding with any Change (exclusive only of changes to items constituting Tenant’s personal property), Tenant shall submit to Landlord plans and specifications for the work to be done, which shall in all cases require Landlord’s prior written approval, which approval shall not be unreasonably withheld or delayed. At Tenant’s sole cost and expense Landlord may confer with consultants in connection with the review of such plans and specifications. If Landlord or such consultant(s) shall disapprove of any of the Tenant’s plans, Tenant shall be advised of the reasons of such disapproval. In any event, Tenant agrees to pay to Landlord, as additional rent, the reasonable out of pocket cost of such consultation and review immediately upon receipt of invoices either from Landlord or such consultant(s). Any Change for which approval has been received shall be performed in accordance with the approved plans and specifications, and no material amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord.

13.3 Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord’s prior written consent, shall be permitted to make Cosmetic Alterations, provided that: (a) Tenant shall notify Landlord in writing within thirty (30) days of completion of the Cosmetic Alteration, and (b) Tenant shall, upon Landlord’s request, remove the Cosmetic Alteration at the termination of the Lease and restore the Leased Premises to their condition prior to such Cosmetic Alteration. As used herein, the term “Cosmetic Alterations” shall mean any Changes which do not affect the Building’s structural components, or systems, are not visible from the outside of the Leased Premises, and on an aggregate basis in any one year do not cost in excess of $20,000.

13.4 If the proposed Change requires approval by or notice to the lessor of a superior lease or the holder of a mortgage, no Change shall be commenced until such approval has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of said superior lease or mortgage with respect to the proposed Change or alteration have been met or complied with at Tenant’s expense; and Landlord, if it approves the Change, will request such approval or give such notice, as the case may be.

13.5 Tenant shall submit to Landlord the name and address of each contractor intended to be used by Tenant in connection with construction of Changes. If Landlord does not object to a contractor within ten (10) business days of receipt of Tenant’s written notification of the identity of the contractor, Landlord shall be deemed to have approved the contractor. No contractor which is unacceptable to Landlord shall be engaged by Tenant. All costs and expenses incurred in Changes shall be paid by Tenant prior to delinquency. If Landlord approves the construction of specific interior improvements in the Premises by contractors or mechanics selected by Tenant and approved by Landlord, then Tenant’s contractors shall obtain on behalf of Tenant and at Tenant’s sole cost and expense, (i) all necessary governmental permits and certificates for the commencement and prosecution of Tenant’s Changes and for final approval thereof upon completion, and (ii) at Landlord’s request with respect to any Change or Changes which exceed $150,000.00 in cost, a completion and lien indemnity bond, or other security, reasonably satisfactory to Landlord, for the Changes. In the event Tenant shall request any Changes in the work to be performed after the submission of the plans referred to in this Paragraph 13, such additional Changes shall be subject to the same approvals and notices as the Changes initially submitted by Tenant.

13.6 All Changes and the performance thereof shall at all times comply with (i) all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental authorities, agencies, offices, departments, bureaus and boards having jurisdiction thereof, (ii) all rules, orders, directions, regulations and requirements of the Pacific Fire Rating Bureau, or of any similar insurance body or bodies, and (iii) all rules and regulations of Landlord, and Tenant shall cause Changes to be performed in compliance therewith and in good and first class workmanlike manner, using materials and equipment at least equal in quality and class to the installations of the Building. Changes shall be performed in such manner as not to unreasonably interfere with the occupancy of any other tenant in the Building nor delay or impose any additional expense upon Landlord in construction, maintenance or operation of the Building, and shall be performed by Contractors or mechanics approved by Landlord and submitted to Tenant pursuant to this Paragraph, who shall coordinate their work in cooperation with any other work being performed with respect to the Site and/or the Building. Throughout the performance of Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen’s compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Building, of which Landlord and its managing agent shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord all in compliance with Subparagraph 20.2. Notwithstanding any provision of this Lease to the contrary, in no event shall Landlord be required to undertake any alteration or any improvements of any kind whatsoever in connection with the Premises or the Building as a result of or in connection with any Changes being made by Tenant. Without limitation to the foregoing, Landlord shall not be required to make any improvements or alteration of any kind whatsoever in order to comply with any applicable laws, orders, ordinances, regulations or building codes which may be required in connection with Changes being made by Tenant.

13.7 Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond (pursuant to California Civil Code Section 3143) or otherwise, within thirty (30) days after notice to Tenant of the filing thereof, at the cost and expense of Tenant. All alterations, decorations, additions or improvements upon the Premises, made by either party, including (without limiting the generality of the foregoing) all wall covering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Term hereof. Notwithstanding the foregoing, Landlord may by written notice, given to Tenant at least thirty (30) days prior to the end of the Term, require Tenant to remove all partitions, counters, railings, changes and the like installed by Tenant, and Tenant shall repair any damage to the Premises arising from such removal or, at Landlord’s option, shall pay to the Landlord all of Landlord’s costs of such removal and repair. Notwithstanding the sentence immediately above, Tenant shall not be required to remove or restore any Changes which Landlord agreed in accordance with the provisions of Subparagraph 13.1(g) need not be removed or restored.

13.8 All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant. Tenant may remove such items at Tenant’s sole cost and expense at any time during the Term, and Tenant shall repair any damage caused by such removal. Tenant shall restore and repair all damage to the Premises caused by such removal, and shall otherwise perform such removal in accordance with Landlord’s reasonably imposed scheduling and other requirements. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys’ fees and storage charges on such effects for any length of time that the same shall be in Landlord’s possession, or Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain. Landlord shall apply such proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

13.9 Subject to the other provisions of this Lease, Landlord reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Site or the Building (including the Premises if required so to do by any law or regulation) and to the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages and stairways thereof; provided that Landlord shall use commercially reasonable efforts to avoid unreasonable interference with Tenant’s access to and use of the Premises. Without limiting the foregoing, Landlord may change the name by which the Building is commonly known, as Landlord may deem necessary or desirable. Nothing contained in this Paragraph 13, shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to the terms, covenants and conditions of the Lease, to making any repair, replacement or improvement required hereby, or to complying with any law, order or requirement of any government or other authority. Nothing contained in this Paragraph 13, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision of repair of the Site, the Building and/or the Premises or any part thereof other than as provided in this Lease.

13.10 The construction of the Initial Improvements pursuant to the provisions of the Work Letter attached to this Lease as Exhibit B shall be governed by the terms of such Work Letter to the extent inconsistent with the provisions of this Paragraph 13.

13.11 Within thirty (30) days of completion of any Changes (other than for mere decorative Changes), Tenant shall provide Landlord with a set of final “as-built” plans.

14. Repairs and Maintenance.

14.1 Tenant acknowledges that Landlord shall be responsible for repairing and maintaining the Building and all components and systems which are a part of or serve the Building, and the corresponding costs of maintenance and repairs shall be included as part of the Operating Expenses and paid by Tenant pursuant to Paragraph 5 above. Tenant shall be responsible for performing janitorial, maintenance and repairs to the Premises. Tenant shall upon the expiration or sooner termination of the Term surrender the Premises to Landlord in good condition, reasonable wear and tear and items for which Landlord bears responsibility for repair and maintenance excepted. Landlord shall have no obligation to alter, remodel, improve, decorate or paint the Premises or any part thereof (except as provided in the Work Letter and this Lease), and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises except as specifically set forth in this Lease.

Landlord shall, at Landlord’s sole cost and expense, repair and maintain the structural components of the Premises (consisting of the exterior and other load bearing walls, footings, columns, structural floors and foundations) except to the extent such maintenance and repairs (i) are caused by the act, neglect, fault of or omission of any duty of Tenant, its agents, servants, employees or invitees or (ii) are necessitated by any Changes Tenant performs to the Premises or the Building, in which case Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs caused thereby. Landlord shall not be liable for any failure to make any repairs, or to perform any maintenance, required of Landlord unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and of any similar law, statute or ordinance now or hereafter in effect.

15. Liens. Tenant shall not permit any mechanic’s, material men’s or other liens to be filed against the real property of which the Site, the Building, and/or the Premises form a part, nor against the Tenant’s leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. Notwithstanding any other provision in this Lease to the contrary, if any such liens are filed, and the same are not removed by Tenant within thirty (30) days after the notice of such filing, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Thereafter Tenant shall promptly pay to Landlord, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the lesser of 10% or the maximum rate per annum permitted by law from the date of such payment by Landlord.

16. Entry by Landlord. Landlord reserves and shall at any and all reasonable times and upon reasonable prior notice to Tenant of not less than twenty four (24) hours (except in the case of emergency) have the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or mortgagors/lenders or, to post notices of non-responsibility, to alter, improve or repair the Premises or any other portion of the Building, to show the Premises during the last six (6) months of the Term of this Lease to prospective tenants, all without being deemed guilty of any eviction of Tenant and without abatement of rent; provided that Landlord shall use reasonable efforts to avoid unreasonable interference with Tenant’s access to or use of the Premises. In order to carry out such purposes, Landlord may erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. Landlord agrees to use its good faith and commercially reasonable efforts to minimize any interference with Tenant’s use of the Premises. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes), and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means shall not, under any circumstances, be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein to be performed by Landlord. In the exercise of its rights under this Paragraph 16, or in entering the Premises to make any repairs pursuant to Paragraph 14, Landlord shall use good faith and commercially reasonable efforts to minimize any disturbance of Tenant’s use and possession of the Premises.

17. Utilities and Services. Tenant shall contract directly for and obtain (and Landlord is to have no responsibility for) utilities and services necessary for the operation of the Premises. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of Rent by reason of the discontinuation of utilities to the Premises where such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or for other causes beyond Landlord’s reasonable control; provided, however, that to the extent there is an interruption in utility service resulting from a particular cause which, if the Rent were to abate, such rental abatement would be covered by insurance required to be maintained by Tenant pursuant to Paragraph 20, then in such event, and to the extent Landlord actually receives payment under such policy, Monthly Basic Rent due hereunder, and all other monetary payments and additional Rent owed by Tenant to Landlord hereunder (but only to the extent Tenant’s use thereof has been diminished), shall abate. Additionally, in the event of an interruption of utility services, Landlord shall cooperate with and assist Tenant as reasonably requested by Tenant (and at no more than nominal cost to Landlord) to reestablish such services as soon as is possible. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to the interruption or failure of or inability to provide any services required to be provided by Landlord hereunder.

18. Indemnification.

18.1 To the fullest extent permitted by law, and except to the extent caused by the negligence or misconduct of Landlord or its agents, contractors, employees or invitees, or by Landlord’s breach of this Lease, Tenant hereby agrees to defend, indemnify, protect and hold Landlord and Landlord Parties harmless against and from any and all loss, cost, damage or liability arising in whole or in part from Tenant’s use of the Site, the Building, and/or the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant, its agents, contractors, employees or invitees in or about the Site, the Building, and/or the Premises arising from any act, neglect, fault or omission of Tenant, or of its agents, employees or invitees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred for such claim or any action or proceeding brought thereon. In case any action or proceeding is brought against Landlord and/or any of the Landlord Parties by reason of any such claim, Tenant upon notice from Landlord hereby agrees to defend Landlord and the Landlord Parties at Tenant’s expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Site, the Building, and/or the Premises from any cause whatsoever except that which is caused by Landlord’s negligence or intentional misconduct or breach of this Lease, and Tenant hereby waives all its claims in respect thereof against Landlord.

18.2 To the fullest extent permitted by law Landlord hereby agrees to defend, indemnify, protect and hold Tenant harmless against and from any and all loss, cost, damage or liability suffered by Tenant arising in whole or in part from the negligence (to the extent covered by liability insurance carried by Tenant pursuant to this Lease) or misconduct of Landlord or its agents, contractors, employees or invitees in or about the Site, the Building, and/or the Premises, including without limitation any liability or injury to the person or property of Tenant, its officers, directors, partners, employees, agents, invitees or guests. In case any action or proceeding is brought against Tenant by reason of any such claim, Landlord upon notice from Tenant hereby agrees to defend Tenant at Landlord’s expense by counsel approved in writing by Tenant (provided, that any counsel appointed by an insurance carrier shall be deemed acceptable to Tenant). Nothing herein shall relieve Tenant of liability for its own willful acts or negligence.

19. Damage to Tenant’s Property. Notwithstanding the provisions of Paragraph 18 to the contrary, except to the extent caused by the negligence (to the extent covered by liability insurance carried by Tenant pursuant to this Lease) or misconduct of Landlord or its agents, contractors, employees or invitees, or Landlord’s breach of this Lease, Landlord and each of the Landlord Parties shall not be liable for any damage to property entrusted to employees of the Building, or for loss of or damage to any property by theft or otherwise, or for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building (including, but not limited to, the Premises) or from the pipes, appliances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other patent or latent cause whatsoever. Landlord and each of the Landlord Parties shall not be liable for interference with the light, air, view or intangible characteristics or qualities of the Premises. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects known to Tenant therein or in the fixtures or equipment located therein. Notwithstanding any provision of Paragraph 18 to the contrary, neither Landlord nor any partner, director, officer, member, agent, servant or employee of Landlord shall be liable: (i) for any such damage caused by other tenants or persons in, upon or about the Building, or caused by operations in the construction of any private, public or quasi-public work (the limitations of liability set forth in this clause (i) shall not apply to any damage or liability caused by the negligence (to the extent covered by liability insurance carried by Tenant pursuant to this Lease) or intentional misconduct of Landlord Parties); or (ii) for consequential damages, including lost profits, of Tenant or any person claiming through or under Tenant.

20. Insurance.

20.1 During the Term hereof, Tenant, at its sole expense, shall obtain and keep in force the following insurance:

(a) Commercial general liability insurance designating Landlord as a named insured against any and all claims for bodily injury and property damage occurring in, or about the Premises (including without limitation damage or injury to vehicles or persons in the parking lot located on the Site) arising out of Tenant’s use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than Three Million Dollars ($3,000,000) per occurrence with a Five Million Dollar ($5,000,000) aggregate limit. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and any insurance maintained by Landlord shall be excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

(b) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the causes of loss -special form (all risk) and in addition, and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to the full replacement value of the aggregate of the foregoing less any applicable deductible.

(c) Workers’ compensation insurance in accordance with statutory law.

(d) Loss of income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises as result of such perils.

(e) Policies of insurance in the name of Landlord, with loss payable to Landlord and any Mortgagee identified in writing by Landlord, insuring the loss of the full rental and other charges payable by Tenant to Landlord pursuant to this Lease for an aggregate amount equal to such amounts as are payable for a period of not less than the ensuing year. Such insurance shall provide that in the event that the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year’s loss of Rent from the date of any such loss. Said insurance shall contain an agreed evaluation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted bi-annually to reflect the projected Rent payable by Tenant for the next twelve (12) month period. Tenant shall be liable for any deductible amount in the event of a loss.

20.2 The policies required to be maintained by Tenant hereunder shall be with companies rated AVIII or better in the most current issue of Best’s Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $10,000.00 (with the exception of the earthquake coverage, Tenant’s responsibility for which shall not exceed $50,000). Certificates of insurance shall be delivered to Landlord prior to the Tenant’s entry onto the Premises to fixturize the Premises and annually thereafter at least twenty (20) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in either or both a blanket or umbrella policy, provided such blanket or umbrella policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance, to the extent consistent with insurance industry practices for the type of insurance, shall provide that Landlord (and any mortgagee) are additional insureds and shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

20.3 Landlord shall maintain fire and casualty insurance, with loss payable to Landlord and to any Mortgagee, insuring against loss or damage to the Building. The amount of such insurance shall be equal to the estimated replacement cost of the Building (as the same may increase during the Term), exclusive of foundations, as the same shall exist from time to time, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Landlord shall additionally maintain earthquake insurance on the Building in an amount equal to thirty percent (30%) of the replacement cost of the Building, and a policy of building liability insurance in a commercially reasonable amount. Tenant shall reimburse Landlord for Tenant’s Share of the premiums for earthquake, fire and casualty, and liability insurance (subject to proration to the extent the premium covers a period prior or subsequent to the Term) within fifteen (15) days of receipt of Landlord’s invoice therefor. The insurance required by this Paragraph shall, in addition, include coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished, and shall also contain an agreed valuation provision in lieu of any coinsurance clause and waiver of subrogation. If such insurance coverage has a deductible clause, then Tenant shall be liable for the full deductible amount; provided, however, that Tenant’s responsibility for earthquake insurance deductible shall not exceed $25,000 per occurrence. Landlord shall not be required to insure against any damage caused by flood, terrorism, mold or environmental contamination.

20.4 Tenant will not knowingly keep, use, sell, or offer for sale in, or upon, the Premises any article which may be prohibited by any insurance policy periodically in force covering the Premises. If Tenant’s occupancy or business in, or on, the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance required or actually carried by Tenant and/or Landlord with respect to the Premises, Tenant shall pay any such increase in premiums as additional Rent. In determining whether increased premiums are a result of Tenant’s use of the Premises, a schedule issued by the organization computing the insurance rate on the Premises showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

20.5 If any insurance policy required to be maintained by Tenant shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced in any way because of the specific use of the Premises or any part thereof by Tenant or any assignee or sub-tenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such cancellation, threatened cancellation, reduction of coverage, threatened reduction of coverage, increase in premiums, or threatened increase in premiums, within five (5) business days after written notice thereof, Landlord may, at its option, enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay all costs thereof to Landlord as additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable, or elects not, to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant.

20.6 Notwithstanding anything herein to the contrary, Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties’ property, to the extent that such loss or damage is insured by an insurance policy required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party.

20.7 In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium. The Tenant shall repay to Landlord, as additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional Rent, any and all reasonable expense (including attorneys’ fees) and damages which Landlord may sustain by reason of the failure to Tenant to obtain and maintain such insurance.

21. Damage or Destruction.

21.1 In the event that the Building is damaged by fire or other casualty which is covered under insurance pursuant to the provisions of the foregoing Paragraph, Landlord shall restore such damage provided that: (i) the insurance proceeds, plus the amount of any deductible (the payment of which shall be Tenant’s responsibility), are sufficient to pay substantially all of the cost of restoration; and (ii) in the reasonable judgment of Landlord, the restoration can be completed within three hundred sixty-five (365) days after the date of the damage or casualty under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction. Landlord shall notify Tenant whether or not the Building will be restored under this Paragraph within forty-five (45) days of the occurrence of the casualty. If such conditions apply so as to require Landlord to restore such damage pursuant to this Paragraph, this Lease shall continue in full force and effect, unless otherwise agreed to in writing by Landlord and Tenant. Tenant shall be entitled to a proportionate reduction of Monthly Basic Rent at all times during which Tenant’s use of the Premises is interrupted, such proportionate reduction to be based on the extent to which the damage and restoration efforts actually interfere with Tenant’s business in the Premises. Tenant’s right to a reduction of Rent hereunder shall be Tenant’s sole and exclusive remedy in connection with any such damage.

21.2 In the event that the Building is damaged by a casualty against which Tenant is not required to maintain insurance pursuant to this Lease, and Landlord is not required to restore such damage in accordance with the provisions of the immediately preceding Paragraph, Landlord shall have the option to either (i) repair or restore such damage, with the Lease continuing in full force and effect, but Monthly Basic Rent to be proportionately abated as provided above; or (ii) give notice to Tenant at any time within forty-five (45) days after the occurrence of such damage terminating this Lease as of a date to be specified in such notice which date shall not be less than thirty (30) nor more than sixty (60) days after the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Monthly Basic Rent, reduced by any proportionate reduction in Monthly Basic Rent as provided for above, shall be paid to the date of such termination. Notwithstanding the foregoing, if Landlord elects to terminate this Lease pursuant to this Subparagraph, if within thirty (30) days after receipt of Landlord’s notice Tenant elects to provide the funds necessary to make up the shortage (or absence) of insurance proceeds and provides Landlord with reasonable assurance thereof, Landlord shall restore the Building as provided in this Subparagraph provided that the Building are reasonably subject to restoration within one hundred eighty (180) days following the date on which the casualty occurs.

21.3 Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease if the Building is damaged by fire or other casualty (and the reasonably estimated cost of restoration of the Building exceeds ten percent (10%) of the then replacement value of the Building) and such damage or casualty occurs during the last twelve (12) months of the Term of this Lease (or the Term of the Extended Term, if applicable) by giving the other written notice thereof at any time within thirty (30) days following the occurrence of such damage or casualty. Such notice shall specify the date of such termination, which date shall not be less than thirty (30) nor more than sixty (60) days following the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the

Premises shall terminate on the date so specified in such notice and the Rent shall be paid to the date of such termination. Notwithstanding the foregoing to the contrary, Landlord shall not have the right to terminate this Lease if damage or casualty occurs during the last twelve (12) months of the Term if Tenant timely exercises the Extension Option within twenty (20) days after the date of such damage or casualty.

21.4 In the event that the damage to the Building cannot be restored as required herein under applicable laws and regulations within one hundred eighty (180) days of the damage or casualty, notwithstanding the availability of insurance proceeds, either party shall have the right to terminate this Lease by giving the other notice thereof within thirty (30) days of date of the occurrence of such casualty specifying the date of termination which shall not be less than thirty (30) days nor more than sixty (60) days following the date on which such notice of termination is given. In the event of the giving of such notice of termination, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date so specified in such notice and the Monthly Basic Rent, reduced by any proportionate reduction in Rent as provided for above, shall be paid to the date of such termination.

21.5 Upon any termination of this Lease under any of the provisions of this Paragraph, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord, except for (i) items which have already accrued and are then unpaid by either Tenant or Landlord under the Lease, (ii) any prepaid (and unearned) Monthly Basic Rent or unused security deposit amounts, and (iii) any amount owed by either Tenant to Landlord under the Work Letter.

21.6 Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 21. Notwithstanding anything to the contrary contained in this Paragraph 21, should Landlord be delayed or prevented from repairing or restoring the damaged Premises within one hundred eighty (180) days, Tenant may give Landlord written notice terminating this Lease, and in the event Landlord does not substantially complete the reconstruction of the Premises within sixty (60) days of receipt of such notice, this Lease shall terminate.

21.7 In connection with Landlord’s performance of its obligation to rebuild, Tenant will not unreasonably withhold, delay or defer its consent to modifications to the Initial Improvements or the Building proposed by Landlord, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect Tenant’s use of the Premises. The repair and restoration of Tenant’s personal property and trade fixtures, and to any uninsured Changes, shall be the obligation of Tenant.

21.8 Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of premises.

22. Eminent Domain.

22.1 In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking (provided that Tenant may present a separate claim for Tenant’s relocation costs and lost personal property, so long as such claim does not diminish any award otherwise available to Landlord), and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant’s business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant. If this Lease is not so terminated, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any award separately made to Tenant for the taking of personal property and trade fixtures belonging to Tenant or for moving costs incurred by Tenant in relocating Tenant’s business. Landlord and Tenant hereby agree that if Landlord is obligated to repair or restore the Premises pursuant to this Paragraph 22.1, Landlord shall be obligated to make such repairs or restoration only of those portions of the Premises which were originally provided at Landlord’s expense (including the Initial Improvements) and only to the extent of any award amount received by Landlord.

22.2 In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Paragraph 14 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purpose of this Subparagraph 22.2, a temporary taking shall be defined as a taking for a period of 270 days or less.

22.3 Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section 1265.130 and any other applicable existing or future law, ordinance or governmental regulation providing for, or allowing either party to petition the courts of the state of California for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

23. Bankruptcy. If Tenant shall file a petition in bankruptcy under any chapter of federal bankruptcy law as then in effect, or if Tenant be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within ninety (90) days from the date thereof, or if a receiver or trustee be appointed of Tenant’s property and the order appointing such receiver or trustee not be set aside or vacated within ninety (90) days after the entry thereof, or if Tenant shall assign Tenant’s estate or effects for the benefit of creditors, or if this Lease shall otherwise by operation of law pass to any person or persons other than Tenant, then in any such event Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord, forthwith terminate this Lease. Notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall upon such termination be entitled to recover damages in the amount provided in Subparagraph 24.2 below. In the event of such termination, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises, and Tenant shall forthwith quit and surrender the Premises to Landlord. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of damages recoverable under the provisions of this Paragraph 23.

24. Defaults and Remedies.

24.1 The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(a) The abandonment of the Premises by Tenant, as provided by California law.

(b) The failure by Tenant to make any payment of Monthly Basic Rent, additional rent or any other payment required to be made by Tenant hereunder as and when due, where such failure continues for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure 1161.

(c) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 24.1(a) or 24.1(b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure 1161; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently and without interruption prosecute such cure to completion.

(d) (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within ninety (90) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within ninety (90) days.

24.2 In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. Upon such termination of Tenant’s right to possession of the Premises, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future law, ordinance or regulation providing for recovery of damages for such breach, (but not consequential damages except as provided in Civil Code Section 1951.2) including but not limited to the following:

(a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Subparagraphs 24.2(a) and 24.2(b) above, the “worth at the time of award” is computed by allowing interest at the maximum rate permitted by law per annum. As used in Subparagraph 24.2(c) above, the Worth at the time of awards is computed by discounting to present value at the time of the award such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

24.3 If a default exists under this Lease, Landlord may exercise its rights under California Civil Code Section 1951.4 and may continue this Lease in effect after Tenant has breached this Lease and abandoned the Premises and Landlord may recover rent as it becomes due; provided, however that Tenant has the right to sublet or assign this Lease, subject to reasonable limitations. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession.

24.4 During the continuance of a default, Landlord may enter the Premises without terminating this Lease and remove all of Tenant’s personal property, and any of Tenant’s trade fixtures from the Premises and store them at Tenant’s risk and expense. If Landlord removes such property from the Premises and stores it at Tenant’s risk and expense, and if Tenant fails to pay the cost of such removal and storage after written demand therefor and/or to pay any rent then due, then after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord deems commercially reasonable Landlord shall provide reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, the preparation for and the conducting of such sale, and for attorneys’ fees and other legal expenses incurred by Landlord in connection therewith; and the balance shall be applied to any past due amount owing hereunder.

Tenant hereby waives all claims for damages that may be caused by Landlord’s reentering and taking possession of the Premises or removing and storing Tenant’s personal property pursuant to this Paragraph 24, and Tenant shall hold Landlord harmless from and against any loss, cost or damage resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord.

24.5 All rights, options’ and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval or Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

25. Assignment and Subletting. Except in connection with a “Permitted Transfer” (defined below) Tenant shall not voluntarily assign, hypothecate or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any assignment, encumbrance, hypothecation or sublease without Landlord’s prior written consent shall be voidable, at Landlord’s election, and shall constitute a default. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Paragraph. No later than thirty (30) days prior to the effective date of the proposed assignment or sublease other than a Permitted Transfer, Tenant shall notify Landlord in writing of Tenant’s intent to assign, encumber, hypothecate or sublease, the name of the proposed assignee or sublessee, information concerning the financial responsibility of the proposed assignee or sublessee and the terms of the proposed assignment or subletting, and Landlord shall, within thirty (30) days of receipt of such written notice as well as any additional information reasonably requested by Landlord concerning the proposed assignee’s or sublessee’s financial responsibility, elect one of the following:

(a) Consent to such proposed assignment, encumbrance or sublease;

(b) Refuse such consent, which refusal shall be on reasonable grounds, including but not limited to those matters set forth hereinbelow;

(c) Elect to terminate this Lease in the case of a request for assignment or to sublet 50% or more of the Premises (or in the event of a request to sublet a portion of the Premises for all or substantially all of the remainder of the term of the Lease, that portion of the Premises proposed to be sublet). In the event that Landlord elects to terminate the Lease by reason of a proposed assignment or by reason of a proposed sublease as described immediately above, Landlord shall give such election (“Recapture Notice”) to Tenant within fifteen (15) days after receipt of written notice from Tenant of the proposed assignment or sublease, as well as any additional information reasonably requested by Landlord concerning the proposed assignee’s or sublessee’s financial responsibility. The Recapture Notice, if given, shall in addition to stating Landlord’s election to terminate this Lease, state the date of termination of the Lease, which, in no event, shall be earlier than thirty (30) days following the date on which the Recapture Notice is given, nor later than 90 days following the date on which the Recapture Notice is given.

Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or sublease, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances: (i) if at the time consent is requested Tenant is in default beyond applicable notice and cure periods under this Lease; (ii) if the proposed assignee or subtenant’s credit, character and business or professional standing does not meet the reasonable standards of Landlord; or (iii) if the proposed assignee is an existing tenant of the Building (unless Landlord is not able to accommodate such existing tenant) or Landlord is currently actively marketing comparable space (which marketing shall include a written proposal from Landlord and a tour of the proposed space) in the Building to such proposed assignee.

In the event that Landlord shall consent to any assignment or sublease under the provisions of this Paragraph, Tenant shall pay Landlord’s reasonable processing costs and attorneys’ fees incurred in giving such consent (not to exceed $2,500). Landlord’s consent to any assignment or sublease, including without limitation in connection with a Permitted Transfer, shall not release or relieve Tenant from its obligations for the full and timely performance of each and every term and condition to be performed by Tenant hereunder. If for any proposed assignment or sublease Tenant receives Rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent and monthly amortization of Transfer Costs (defined below) called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of the monthly amortization of all Transfer Costs and such Rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall, except where such assignee or subtenant is an affiliate of Tenant, pay to Landlord as additional Rent hereunder 50% of the excess of each such payment of Rent or other consideration received by Tenant promptly after its receipt. As used herein, “Transfer Costs” shall mean commercially reasonable brokerage commissions, attorneys’ fees, and reasonable tenant improvement costs, incurred by Tenant in connection with such assignment or sublease, such Transfer Costs to be amortized for the purposes of Tenant’s recovery of same from excess consideration, on a straight-line basis without interest over the then remaining Term of this Lease as of the effective date of such assignment or subletting. Landlord’s waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this Lease.

(d) Notwithstanding anything to the contrary contained in this Lease, Tenant may assign this Lease or sublet the Premises, or any portion thereof, without Landlord’s consent, to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of, reorganization of, or consolidation with Tenant; or to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a “Permitted Transfer”). In addition, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (2) Tenant becomes a publicly traded corporation. Landlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer.

26. Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions aforesaid on Tenant’s part to be observed and performed under this Lease and subject to the terms and conditions of this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

27. Subordination, Non-disturbance and Attornment. Landlord and Tenant acknowledge that, as of the Lease Commencement Date, there is no mortgage or deed of trust encumbering the Premises and agree that if any loan is subsequently obtained by Landlord to be secured by the Premises, upon request Tenant shall agree to subordinate this Lease to the lien of such mortgage or deed of trust pursuant to the provisions of this Paragraph 25. Tenant agrees that in the event that any future mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, if requested by the mortgagee or beneficiary, as applicable, agree in writing to attorn to and become the Tenant of the successor in interest to Landlord provided that in all events Tenant’s rights under this Lease shall not be affected absent any uncured Default by Tenant. Tenant covenants and agrees to execute and deliver, upon request by Landlord and in the form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such future mortgage or deed of trust, provided that such documents shall confirm that Tenant’s leasehold interest and its rights under Paragraphs 49 and 50 below, and any offset rights of Tenant expressly set forth in this Lease, shall not be terminated or otherwise affected as a result of such financing or any exercise by lender of any rights against Landlord or the Premises thereunder.

28. Estoppel Certificate.

28.1 Within ten (10) business days following any written request which Landlord or Tenant (“Requesting Party”) may make from time to time, Tenant or Landlord, as applicable (“Responding Party”) shall execute and deliver to Requesting Party a statement, in a form acceptable to Requesting Party, certifying; (i) the Lease Commencement Date; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) the fact that to the knowledge of the Responding Party, there are no current defaults under this Lease by either Landlord or Tenant except as specified in such statement; and (v) such other matters reasonably requested by the Requesting Party. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 28 may be relied upon by any prospective mortgagee, beneficiary, purchaser, assignee or subtenant of the Premises or any interest therein or any auditor of either Landlord or Tenant.

28.2 The Responding Party’s failure to deliver such statement within such time shall be conclusive upon Responding Party (i) that this Lease is in full force and effect, without modification except as may be represented by Requesting Party, (ii) that there are no known uncured defaults in the Requesting Party’s performance, and (iii) that not more than one (1) month’s Rent has been paid in advance.

29. Conflict of Laws. This Lease shall be governed by and construed pursuant to the laws of the State of California.

30. Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representative, successors and assigns.

31. Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto broom-clean, in good order, repair and condition, reasonable wear and tear and damage for which Tenant is not liable excepted. The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

32. Professional Fees.

32.1 In the event that Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant or Landlord hereunder, or should either party bring suit against the other with respect to matters arising from or growing out of this Lease, then all costs and expenses, including without limitation, its reasonable professional fees such as appraisers’, accountants’ and attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, whether or not the action is prosecuted to judgment.

32.2 Should Landlord and/or any of the Landlord Parties be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord and/or such Landlord Party its costs and expenses incurred in such suit as and when incurred, including without limitation, its reasonable professional fees such as appraiser’s, accountants’ and attorneys’ fees.

33. Performance by Tenant. Except as otherwise provided in this Lease, all covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises or the Building of which the Premises are a part. Therefore if any amount due Landlord from Tenant hereunder has not been received on or before five (5) days after written notice is delivered to Tenant that the required payment has not been received by Landlord, Tenant shall pay to Landlord, without notice or demand, as additional rent, seven percent (7%) of the overdue amount as a late charge; provided, however, that Tenant’s first late payment of Monthly Basic Rent in any twelve (12) consecutive month period shall not give rise to assessment of a late fee. Such overdue amount shall also bear interest, as additional rent, at the maximum rate permissible by law calculated, as appropriate, from that date which is five (5) days following the date of receipt of said notice until the date of payment to Landlord. Landlord’s acceptance of any late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect.

34. Landlord’s Mortgagee and Senior Lessor Protection: Landlord Waiver and Consent Agreements in favor of Tenant’s Lenders.

34.1 No default hereunder on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease (if any), shall result in a release of such obligations or a termination of this Lease unless (a) Tenant has given notice to Landlord and to any beneficiary of a deed of trust or mortgage covering the Site and/or the Building (or any portion thereof) and to the lessor under any master or ground lease covering the Building, the Site or any interest therein whose identity and address shall have been furnished in writing to Tenant, and (b) Tenant offers such beneficiary, mortgagee or lessor a reasonable opportunity (but in no event less than thirty (30) days) to cure the default, including time to obtain possession of the Premises by power of sale or of judicial foreclosure, if such should prove necessary to effect a cure (but only if the beneficiary, lender or mortgagee responds to Tenant’s notice within a reasonable time confirming that such beneficiary, lender or mortgagee intends to cure the subject default). Landlord shall, from time to time, give Tenant written notice of the identity and address of the beneficiary of any deed of trust or mortgage covering the Site and/or the Building (or any portion thereof) and/or the lessor under any master or ground lease.

34.2 Upon request by Tenant, Landlord agrees to execute and deliver to Tenant and Tenant’s lenders a commercially reasonable form of Landlord Waiver and Consent Agreement required by Tenant’s lenders relating to Landlord’s waiver of any lien on Tenant’s personal property and such lender’s right to remove Tenant’s personal property (not including the personal property of Landlord describe in Paragraph 1.2 above) from the Premises, within ten (10) business days of Tenant’s request therefore.

35. Definition of Landlord. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean, and include only, the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of the Site or master lease of the Building. In the event of any transfer, assignment or other conveyance or transfer of any such title or interest, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability accruing thereafter with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

36. Waiver. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon strict performance of, any term, covenant or condition of this Lease shall not be deemed a waiver of such violation or prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord or Tenant to insist upon the performance by Tenant or Landlord, as the case may be, in strict accordance with said terms. The subsequent acceptance or payment of rent hereunder by Landlord or Tenant shall not be deemed to be a waiver of any preceding breach by Tenant or Landlord of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

37. Identification of Tenant. If more than one person executes this Lease as Tenant, (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (b) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

38. Terms and Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Terms capitalized but not otherwise defined herein shall have the respective meanings given to such terms in the Summary.

39. Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

40. Time. Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

41. Prior Agreement; Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not incorporated herein.

42. Severability. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

43. Recording. Tenant shall not record this Lease nor a short memorandum thereof without the consent of Landlord and if such recording occurs, it shall be at the sole cost and expense of Tenant, including any documentary transfer taxes or other expenses related to such recordation.

44. Limitation on Liability. The obligations of Landlord and Tenant under this Lease do not constitute personal obligations of the individual partners, members, directors, officers or shareholders of Landlord or Tenant, and neither Landlord nor Tenant shall seek recourse against the individual partners, members, directors, officers or shareholders of Landlord or Tenant, or any of their personal assets for satisfaction of any liability in respect to this Lease. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that in the event of any actual or alleged failure, breach or default hereunder by Landlord, the sole and exclusive remedy shall be against Landlord’s interest in the Building.

45. Signs. Tenant shall have the right to place signage on the exterior walls of the Building facing Second Street and Stanford Street subject to Landlord’s reasonable consent as to size, location and style. All signs shall be constructed, erected and affixed to the Building at Tenant’s sole cost and expense, and Tenant shall be responsible for the removal of such signage, and the repair of any damage to the Premises caused thereby, at the end of the Term. All signs shall be in full compliance with all applicable ordinances, statutes and regulations imposed by all applicable governmental authorities. Landlord agrees to reasonably assist Tenant at no material cost to Landlord in obtaining governmental approval of all Landlord approved signage. Tenant shall also be permitted to install signage in the lobby/ground floor entrance to the Building and in the elevator lobbies on all floors of the Building occupied by Tenant, subject to Landlord’s reasonable consent and at Tenant’s cost.

46. Parking. Landlord has certain rights to a parking lot located across Stanford Street from the Building (the “Lot”), and hereby agrees to allow Tenant to rent up to twenty-five (25) of the parking spaces located in the Lot to which Landlord has rights. Tenant shall give Landlord at least sixty-five (65) days advance notice of its desire to utilize any of the allotted spaces, and any such utilization shall be subject to Landlord’s agreement with the owner of the Lot and shall require that the user of the space enter into a parking agreement with the owner of the Lot. Landlord’s obligations under this Paragraph are subject to the provisions of Landlord’s agreement with the owner of the Lot. Landlord represents that it has secured the parking rights described above for the benefit of the Building, and Landlord will not modify the parking agreement in a manner which would decrease its rights thereunder without Tenant’s prior consent. Tenant acknowledges receiving a copy of the parking agreement.

47. Modification for Lender. If in connection with obtaining construction, interim or permanent financing for the Premises, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect the leasehold interest hereby created or Tenant’s rights hereunder, and provided further that such modifications are essentially ministerial in nature.

48. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this lease or imposed by any statute or at common law.

49. Financial Statements. If requested by Landlord in connection with a potential sale or financing of the Site and/or the Building (or any interest therein), Tenant shall, upon fifteen (15) business days prior written notice from Landlord, provide Landlord with Tenant’s last financial statement, year to date financial statements and, to the extent prepared and existing, financial statements of the two (2) years prior to the current financial statement year for Tenant. Additionally, Tenant shall provide to Landlord calendar quarter financial statements and yearly audited financial statements within fifteen (15) days of the end of each calendar quarter and year, respectively, without request from Landlord. Such statement shall be prepared in accordance with generally accepted accounting principles and, shall either be audited by an independent certified public accountant or certified by an officer of Tenant. Landlord shall use commercially reasonable efforts to protect the confidentiality of any such statement and to request that any proposed buyer or lender similarly treat the information contained in such statement as being confidential in nature, such that such information shall only be disclosed to the consultants, analysts or counsel as may be reasonably necessary in order to evaluate a potential purchase of, or loan upon, the Site and/or the Building (or any interest thereof).

50. Tenant as Corporation. If Tenant executes this Lease as a legal entity, then Tenant represents and warrants that (a) the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on the entity’s behalf and (b) that this Lease is binding upon Tenant in accordance with its terms.

51. No Partnership or Joint Venture. Nothing in this Lease shall be deemed to constitute Landlord and Tenant as partners or joint venturers. It is the express intent of the parties hereto that their relationship with regard to this Lease be and remain that of landlord and tenant.

52. Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

IN WITNESS WHEREOF, the parties have executed and delivered this Lease as of the day and year first above written.

LANDLORD:		TENANT:

SIX THIRTY-FOUR SECOND STREET LLC,		SERVICESOURCE INTERNATIONAL, LLC, a
a Delaware limited liability company		Delaware limited liability company

By:	/s/ Jeffrey S. Hall	By:	/s/ Mike Smerklo
Name:	Jeffrey S. Hall	Name:	Mike Smerklo
Its:	Agent	Its:	CEO

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